EXHIBIT 10.2


                      AMENDMENT TO ASSET PURCHASE AGREEMENT

         This agreement, entered into August 28, 2000 by NORWESCO, INC., a Minnesota corporation ("Purchaser"), and RAVEN INDUSTRIES, INC., a South Dakota corporation ("Seller").

                                   BACKGROUND

         A. Purchase and Seller entered into that certain Asset Purchase Agreement between Purchaser and Seller dated as of July 31, 2000 (the "Purchase Agreement") under which purchaser will acquire certain assets of Seller.

         B. Purchaser and Seller desire to amend the payment terms for the Purchase Price under the Purchase Agreement.

         C. All capitalized terms used but not defined in this Agreement have the meaning given in the Purchase Agreement.

                                    AGREEMENT

         In consideration of the background and the mutual agreements sent forth in this Agreement and the Purchase Agreement, Seller and Purchaser agree as follows:

         1. Subsection 4(a)(i) of the Purchase Agreement is amended by changing the Closing Payment from "$12,250,000" to "$12,150,000."

         2. Subsection 4(a)(ii) of the Purchase Agreement is amended by changing the principal amount of the Promissory Note from "$250,000" to "$350,000."

         3. Exhibit D to the Purchase Agreement, the Norwesco, Inc. Contingent Promissory Note, is amended by changing the principal amount of the note from $250,000 to $350,000.

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         IN WITNESS WHEREOF, the parties have caused this instrument to be signed by their authorized officers as of the day and year first above written.

SELLER:                                              PURCHASER:

RAVEN INDUSTRIES, INC.                               NORWESCO, INC.


By:  /s/ Ronald M. Moquist                  By:  /s/ Paul Klaus
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Its: President & Chief Executive Officer    Its: Secretary & CFO
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